As filed with the Securities and Exchange Commission on June 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMMIX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4869378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11400 West Olympic Blvd., Suite 200 Los Angeles, CA	90064
(Address of principal executive offices)	(Zip Code)

Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Ilya Rachman, MD PhD

Chief Executive Officer

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Name and address of agent for service)

(310) 651-8041

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey J. Fessler, Esq.

Nazia J. Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Phone: (212) 653-8700

Fax: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an additional 1,034,561 shares of the Registrant’s common stock that may be offered and sold under the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “Plan”). The Registrant initially registered 1,340,136 shares of its common stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 25, 2022 (File No. 333-262336) (the “Prior Registration Statement”). On June 7, 2023, the Registrant held its 2023 annual meeting of stockholders (the “2023 Meeting”). At the 2023 Meeting, the Registrant’s stockholders approved the Plan, including an increase in the number of shares of the Registrant’s common stock reserved under the Plan by 1,034,561 shares. Accordingly, this Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 18, 2023, March 13, 2023, March 22, 2023 and June 8, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

●	The Company’s definitive proxy statement on Schedule 14A for the 2023 Meeting filed with the SEC on April 25, 2023;

●	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on December 13, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 13th day of June 2023.

IMMIX BIOPHARMA, INC.

By:	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ilya Rachman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ilya Rachman	Chief Executive Officer and Chairman	June 13, 2023
Ilya Rachman	(Principal Executive Officer)

/s/ Gabriel Morris	Chief Financial Officer and Director	June 13, 2023
Gabriel Morris	(Principal Financial and Accounting Officer)

/s/ Jason Hsu	Director	June 13, 2023
Jason Hsu

/s/ Magda Marquet	Director	June 13, 2023
Magda Marquet

/s/ Helen C. Adams	Director	June 13, 2023
Helen C. Adams

/s/ Carey Ng	Director	June 13, 2023
Carey Ng

/s/ Jane Buchan	Director	June 13, 2023
Jane Buchan

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate evidencing the shares of common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 6, 2021)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2023)
23.1	Consent of KMJ Corbin & Company LLP
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

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